UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2006

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 500 Denver, Colorado		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On June 9, 2006, KFx Inc. (the “Company”) entered into a Marketing, Distribution and Transportation Logistics Services Agreement (the “Agreement”) with DTE Coal Services, Inc. (“DTECS”). DTECS will assist the Company in arranging transportation contracts, logistical, marketing and other support for the delivery of K-Fuel™ to electric utilities, merchant producers, steel mills and large industrial users.

The duration of the agreement is until December 31, 2010, with provisions for extension. The Agreement also contains standard default, indemnification, arbitration and representation and warranty provisions.

Section 7.  Regulation FD

Item 7.01.  Regulation FD Disclosure

On June 14, 2006, the Company announced several corporate developments, including its entry into the Marketing, Distribution and Transportation Logistics Services Agreement as described above, and the signing of an agreement with FirstEnergy Corp. for the first unit train shipment of K-Fuel™ from the Company’s commercial Ft. Union plant, utilizing coal from Arch Coal Inc.’s Coal Creek, Wyoming Mine.  A copy of the press release announcing these corporate developments is attached to this Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying exhibit related to 7.01 shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release of KFx Inc. dated June 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: June 15, 2006	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

KFx INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release of KFx Inc. dated June 14, 2006.